Exhibit (i)

March 30, 2011

American Century Asset Allocation Portfolios, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

I have acted as counsel to American Century Asset Allocation Portfolios, Inc., a Maryland corporation (the “Company”), in connection with Post-Effective Amendment No. 16 (the “PEA”) to the Company’s Registration Statement on Form N-1A (File Nos. 333-116351, 811-21591), relating to the public offering from time to time of any or all of the Company’s authorized shares of common stock, par value One Cent ($0.01) per share, that have been classified and designated as indicated on Schedule A to this letter (the “Shares”).

In connection with rendering the opinions set forth below, I have examined the PEA; the Company’s Articles of Incorporation, Articles Supplementary and Bylaws, as reflected in the Company’s corporate records; resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares; and such other documents as I deemed relevant.  In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents.  I have not independently established any facts represented in the documents so relied on.

I am a member of the Bar of the State of Missouri.  The opinions expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws (other than the conflict of law rules) of the State of Maryland that in my experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the law of that state and to the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended (the “1940 Act”), and the regulations of the Securities and Exchange Commission (the “SEC”) thereunder.  I express no opinion with respect to any other laws.

Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

1.  The issuance of the Shares has been duly authorized by the Company.

2.  When issued and paid for upon the terms provided in the PEA, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities, and assuming the continued valid existence of the Company under the laws of the State of Maryland, the Shares will be validly issued, fully paid and non-assessable.

American Century Asset Allocation Portfolios, Inc.
March 30, 2011

For the record, it should be stated that I am an employee of American Century Services, LLC, an affiliated company of American Century Investment Management, Inc., the Company’s investment advisor.

I hereby consent to the use of this opinion as an exhibit to the PEA.  I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA.  In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Kathleen Gunja Nelson
Kathleen Gunja Nelson
Assistant General Counsel

SCHEDULE A

Series Name	Class Name

LIVESTRONG Income Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2015 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2020 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2025 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2030 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2035 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2040 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

Series Name	Class Name

LIVESTRONG 2045 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2050 Portfolio	Investor Class
Institutional Class
A Class
C Class
R Class

LIVESTRONG 2055 Portfolio	Investor Class Institutional Class A Class C Class R Class

One Choice Portfolio: Very Conservative	Investor Class

One Choice Portfolio: Conservative	Investor Class

One Choice Portfolio: Moderate	Investor Class

One Choice Portfolio: Aggressive	Investor Class

One Choice Portfolio: Very Aggressive	Investor Class

2